Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use and incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2005 relating to the financial statements and financial statement schedules, which appears in Quanta Capital Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 2, 2005